UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2015, Carroll Bancorp, Inc. held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

1.	To elect four directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2018, and until their successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Russell J. Grimes	556,916	28,314	79,115
Brian L. Haight	556,966	28,264	79,115
James G. Kohler	556,966	28,264	79,115
Leo A. Vondas	556,916	28,314	79,115

To elect one director to serve for a two-year term ending at the Annual Meeting of Stockholders to be held in 2017, and until his successor are duly elected and qualified:

Barry J. Renbaum	555,801	29,429	79,115

To elect one director to serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2016, and until his successor are duly elected and qualified:

Thomas L. Burke	556,883	28,347	79,115

2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

Votes For	650,006
Votes Against	5,228
Abstain	9,111
Broker Non-Votes	—

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement with respect to the Annual Meeting:

Votes For	515,753
Votes Against	42,214
Abstain	27,263
Broker Non-Votes	79,115

4.	New Business Proposal to ratify the amendment of the Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement to increase the number of shares of the Company’s common stock that may be issued pursuant to the Plan from 10,783 shares to 16,406 shares:

Votes For	220,116
Votes Against	0
Abstain	0
Broker Non-Votes	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015	CARROLL BANCORP, INC.

/s/ Michael J. Gallina
Michael J. Gallina, Chief Financial Officer